                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     March 26, 1997
                                                 ------------------------------

                        Wells Real Estate Fund X, L.P.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Georgia
-------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


       333-7979                                            58-2250093
----------------------------              --------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


               3885 Holcomb Bridge Road, Norcross, Georgia 30092
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
                                                   -----------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OF ASSETS.

     On March 20, 1997, Wells Real Estate Fund X, L.P. (the "Registrant") formed a joint venture with Wells Real Estate Fund IX, L.P. known as Fund IX and Fund X Associates (the "Fund IX/X Joint Venture") for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. On March 26, 1997, Wells Fund IX contributed a 5.622 acre tract of real property located in Knox County, metropolitan Knoxville, Tennessee (the "Knoxville Property") to the Fund IX/X Joint Venture as its initial capital contribution. Descriptions of the Fund IX/X Joint Venture, the Knoxville Property and the 3-story office building currently being developed thereon (the "Project") are described in Supplement No. 1 dated March 27, 1997 to the Prospectus of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. dated December 31, 1996 contained in Post-Effective Amendment No. 1 to the Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. (Commission File No. 333-7979), filed with the Securities and Exchange Commission on April 1, 1997, which is incorporated herein by reference and hereby made a part hereof.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Since there are no prior operations and the Registrant will not operate the Project until construction is completed, no historical financial information relating to the Project is available, and accordingly, no financial statements relating to the Project are provided.

    (b) See paragraph (a) above.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WELLS REAL ESTATE FUND X, L.P.
                                     Registrant


                                     By:  /s/ Leo F. Wells, III
                                        ---------------------------------------
                                        Leo F. Wells, III, as General Partner
                                        and as President and sole Director of
                                        Wells Capital, Inc., the General
                                        Partner of Wells Partners, L.P.,
                                        General Partner

Date:  March 27, 1997

                                 EXHIBIT INDEX


     The following document is incorporated by reference in this report and accordingly is filed as an exhibit to this report:

                                                                      Sequential
Description of Document                                                 Page No.
-----------------------                                               ----------

Supplement No. 1 dated March 27, 1997 to the Prospectus of
Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. dated December 31, 1996, contained in Post-Effective
Amendment No. 1 to Form S-11 Registration Statement of Wells
Real Estate Fund X, L.P. and Wells Real Estate Fund XI,
L.P. filed with the Commission on April 1, 1997 (Commission
File No. 333-7979)

                         WELLS REAL ESTATE FUND X, L.P.
                      AND WELLS REAL ESTATE FUND XI, L.P.

            SUPPLEMENT NO. 1 DATED MARCH 27, 1997 TO THE PROSPECTUS
                            DATED DECEMBER 31, 1996


     This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. dated December 31, 1996 (the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

     The purpose of this Supplement is to describe the following:

        (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund X, L.P. ("Wells Fund X");

        (ii) Revisions to the Financial Statements contained in Appendix I to the Prospectus and the Prior Performance Tables included as Exhibit A to the Prospectus;

        (iii) The Joint Venture Agreement entered into between Wells Fund X and Wells Real Estate Fund IX, L.P. ("Wells Fund IX") and the acquisition by the Joint Venture of real property located in Knox County, Tennessee (the
"Knoxville Property");

        (iv) A recent reorganization of certain corporations affiliated with the General Partners and corresponding revisions to the "CONFLICTS OF INTEREST" and "MANAGEMENT" sections of the Prospectus; and

        (v) Revisions to the "RISK FACTORS," "INVESTMENT OBJECTIVES AND CRITERIA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "EXPERTS" sections of the Prospectus.

STATUS OF THE OFFERING

        Pursuant to the Prospectus, the offering of Units in Wells Fund X commenced December 31, 1996. Wells Fund X commenced operations on February 4, 1997, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of March 10, 1997, Wells Fund X had raised a total of $4,577,541 in offering proceeds (455,754 Units), comprised of $3,563,313 raised from the sale of Class A Status Units (356,331
Class A Status Units) and $994,228 raised from the sale of Class B Status Units (99,423 Class B Status Units).

FINANCIAL STATEMENTS AND PRIOR PERFORMANCE TABLES

        Financial statements of Wells Fund X, Wells Real Estate Fund XI, L.P., Wells Partners, L.P. and Wells Capital, Inc., as of December 31, 1996 and 1995, and for each of the years in the two-year period ended December 31, 1996, are included as Appendix I to this Supplement.

        Prior Performance Tables dated as of December 31, 1996 are included as Exhibit A to this Supplement.

JOINT VENTURE AGREEMENT

        Wells Fund X formed a joint venture on March 20, 1997 with Wells Fund IX, a Georgia limited partnership having Leo F. Wells, III and Wells Partners, L.P. as general partners, known as Fund IX and Fund X Associates (the "Joint Venture"). The investment objectives of Wells Fund IX are substantially identical to those of Wells Fund X.

        The Joint Venture was formed for the purpose of acquiring a 5.622 acre tract of real property located in Knox County, near Knoxville, Tennessee (the "Property") and constructing thereon a three-story office building containing approximately 83,885 rentable square feet (the "Project"). ABB Flakt, Inc. ("ABB") has agreed to lease approximately 55,000 rentable square feet of the Project pursuant to the Lease hereinafter described.

        All income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the Joint Venture will be allocated and distributed between Wells Fund IX and Wells Fund X based on their respective capital contributions to the Joint Venture.

        On March 26, 1997, Wells Fund IX contributed its interest in the Property along with its rights under the Lease, the Development Agreement (hereinafter described), the Construction Contract (hereinafter described) and the Architect's Agreement (hereinafter described), as its capital contribution to the Joint Venture, and was credited with capital contributions valued at $1,306,393, which equals to purchase price and all acquisition and development costs expended by Wells Fund IX to date with respect to the Knoxville Property. Wells Fund X has not yet made any capital contributions to the Joint Venture. It is currently contemplated that additional capital contributions to the Joint Venture will initially be funded by Wells Fund X and that the ultimate percentage ownership interests in the Joint Venture will be approximately 50% by each partnership.

        Wells Fund IX will act as the initial Administrative Venturer of the Joint Venture and, as such, will be responsible for establishing policies and operating procedures with respect to the business and affairs of the Joint Venture. However, approval of each of Wells Fund IX and Wells Fund X is required for any major decision or any action which materially affects the Joint Venture or the Property.

        No payment will be made by the Joint Venture to any of Wells Fund IX, Wells Fund X or any Affiliate, or partners or employees of any of Wells Fund IX or Wells Fund X for the services of any such party, other than under management agreements and leasing and tenant coordinating agreements with Wells Management Company, Inc., an Affiliate of the General Partners, as manager and agent, which agreements concern the management and leasing of the Project to be owned and operated by the Joint Venture. Wells Fund X will pay fees and expenses to the General Partners and their Affiliates as described in the section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES."

THE KNOXVILLE PROPERTY

        Purchase of the Knoxville Property.  Wells Fund IX entered into a Real
        ----------------------------------
Estate Option Agreement dated December 9, 1996 (the "Option Agreement") with The Development Corporation of Knox County, a Tennessee nonprofit corporation (the "Seller"), for the option to purchase a 5.622 acre tract of real property located in Knox County, near Knoxville, Tennessee (the "Knoxville Property") for a purchase price of $583,800. The Seller is not affiliated with Wells Fund IX, Wells Fund X or their General Partners. Wells Fund IX exercised the option pursuant to the Option Agreement and acquired the Knoxville Property on December 13, 1996. Wells Fund IX entered into a Development Agreement (as hereinafter described) for the construction of a three-story office building containing approximately 83,885 rentable square feet to be erected on the Knoxville Property (the "Project"). Wells Fund IX entered into a Lease Agreement (the Lease") with ABB Flakt, Inc. ("ABB") pursuant to which ABB agreed to lease 55,000 rentable square feet of the Project upon its completion. In accordance with the terms of the Amended and Restated Custodial Agency Agreement dated November 30, 1995, between Wells Fund IX and The Bank of New York (the "Agent") and the Custodial Agency Agreement dated June 28, 1996, between Wells Fund X and the Agent, legal title to the Knoxville Property is being held by the Agent as agent for the Joint Venture. Wells Fund IX contributed its interest in the Knoxville Property and the Lease to the Joint Venture on March 26, 1997.

        An independent appraisal of the Knoxville Property was prepared by The David L. Beal Company, Real Estate Appraisers and Consultants, as of October 31, 1996, pursuant to which the market value of the land and the leased fee interest in the Knoxville Property subject to the Lease (described below) was estimated to be $8,300,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Project is finished in accordance with plans and specifications provided and that the building is operating following completion at a stabilized level with ABB occupying 55,000 rentable square feet and 94% of the remaining rentable area occupied by other tenants. Wells Fund IX also obtained an environmental report prior to closing evidencing that the environmental condition of the Knoxville Property was satisfactory.

        In connection with the closing of the acquisition of the Knoxville Property, Wells Fund IX incurred attorneys fees and expenses of approximately $40,800, title insurance premiums of $15,040 and costs for recording taxes, deed recording and settlement fees of $2,273. At the closing, the Seller paid real estate commissions of $29,190 and $145 in other miscellaneous closing costs.

        Location of the Knoxville Property.  The Knoxville Property is located
        ----------------------------------
in an office park known as Centerpoint Business Park, on Pellissippi Parkway just north of the intersection of Interstates 40 and 75, in Knox County, Tennessee outside the city limits of Knoxville and approximately 10 miles west of the Knoxville central business district. The Pellissippi Parkway and the commercial area along the Interstate 40/75 corridor has evolved recently from a residential suburb into one of the area's fastest growing commercial and retail districts. The area has become competitive with the metropolitan Knoxville area office market due to its growth in office space.

        Knoxville, the county seat of Knox County, Tennessee, is the third largest city in the State of Tennessee, after Memphis and Nashville, and the largest city in eastern Tennessee. Knoxville is located at the intersection of two major interstate highways, I-40 which extends east to west, and I-75 which extends north to south. The Knoxville economy is largely oriented to trade and manufacturing, due to its location as the geographic center of the eastern portion of the United States and the wide range of available transportation resources. Knoxville's central location and transportation access has also caused it to emerge as a convention center. The Knoxville metropolitan statistical area population in 1990 was 604,812, compared to the 1980 census of 565,970. Unemployment for Knox County in 1995 was 3.4%, lower than the overall rate for the State of Tennessee of 5.2% and the national rate of 5.6%.

        The western portion of Knox County, in which the Knoxville Property is located, has experienced the most growth and development in the Knoxville metropolitan area during the past 10 years due primarily to available land and services. It is anticipated that the Knoxville metropolitan area will continue to grow as a major regional center of trade and tourism due to its location at the intersection of Interstates 40 and 75 and the recent extension of the Pellissippi Parkway to the Knoxville airport.

        Access to the Knoxville Property is provided by Pellissippi Parkway, a limited access thoroughfare traversing southeast to the Knoxville airport, with an interchange at Interstate 40/75 south of the Knoxville Property. Nearby Kingston Pike also provides east and west traffic flow for the Centerpoint Business Park, and serves as the major commercial center in the immediate area with a number of large strip shopping centers, a regional mall, gas stations, convenience stores, office buildings, restaurants and other various retail/commercial uses. The Project will be highly visible from both Centerpoint Parkway and Pellissippi Parkway, since the building elevation will be at or above road grade.

         The Joint Venture will experience competition for tenants from owners and managers of various other office buildings located in the immediate area of the Project which would adversely effect the Joint Venture's ability to attract and retain tenants.

        Development Agreement.  On December 10, 1996, Wells Fund IX entered into
        ---------------------
a Development Agreement (the "Development Agreement") with ADEVCO Corporation, a Georgia corporation (the "Developer"), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Project. Wells Fund IX assigned its interest in the Development Agreement to the Joint Venture on March 26, 1997.

        The Developer is an Atlanta based real estate development and management company formed in 1990 which specializes in the development of office buildings. The Developer has previously developed or is developing a total of five office buildings for Affiliates of the General Partners. In this regard, the Developer entered into (i) a development agreement with Wells Real Estate Fund III, L.P. ("Wells Fund III"), a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a two-story office building containing approximately 34,300 rentable square feet located in

Greenville, North Carolina (the "Greenville Project"), (ii) a development agreement with Fund IV and Fund V Associates, a joint venture between Wells Fund III and Wells Real Estate Fund IV, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a four-story office building located in Jacksonville, Florida containing approximately 87,600 rentable square feet (the "Jacksonville IBM Project"),
(iii) a development agreement with the Fund VII-VIII Joint Venture, a joint venture between Wells Real Estate Fund VII, L.P.("Wells Fund VII"), a public real estate program previously sponsored by the General Partners and their Affiliates, and Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), each a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a two-story office building containing approximately 62,000 rentable square feet located in Alachua County, near Gainesville, Florida (the "Gainesville Project"), (iv) a development agreement with Fund VI, Fund VII and Fund VIII Associates, a joint venture among Wells Real Estate Fund VI, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, Wells Fund VII and Wells Fund VIII, for the development of a four-story office building containing approximately 92,964 rentable square feet located in Jacksonville, Florida (the "BellSouth Project"), and (v) a development agreement with Fund VIII and Fund IX Associates, a joint venture between Wells Fund VIII and Wells Fund IX, for the development of a four-story office building containing approximately 96,750 rentable square feet located in Madison, Wisconsin (the "Madison Project"). The Greenville Project was completed on schedule, and International Business Machines Corporation ("IBM"), which leased approximately 23,312 rentable square feet of the building, took possession under its lease on April 16, 1991. The Jacksonville IBM Project was also completed on schedule, and IBM, which leased approximately 68,100 rentable square feet of the building, took possession under its lease on June 1, 1993. The Gainesville Project was completed in advance of schedule, and CH2M Hill, Inc., which leased approximately 50,000 rentable square feet of the building, took possession under its lease on December 18, 1995. The BellSouth Project was also completed in advance of schedule, and BellSouth, which leased approximately 64,558 rentable square feet of the building, took possession under its lease on May 20, 1996. Construction of the Madison Project is currently on schedule, with an anticipated completion date on or before June 15, 1997. Westel-Milwaukee Company, Inc. d/b/a Cellular One agreed to lease approximately 75,000 rentable square feet of the Madison Project, comprising approximately 78% of the Madison Project, within 10 business days of the completion of the construction.

        The President of the Developer is David M. Kraxberger. Mr. Kraxberger has been in the real estate business for over 17 years. Since 1984, and prior to becoming President of the Developer, Mr. Kraxberger served as Senior Vice President of office development for The Oxford Group, Inc., an Atlanta based real estate company with operations in seven southeastern states. Mr. Kraxberger holds a Masters Degree in Business Administration from Pepperdine University in Los Angeles, California, and is a member of the Urban Land Institute and the National Association of Industrial Office Parks. Mr. Kraxberger also holds a Georgia real estate license. Pursuant to the terms of a Guaranty Agreement, Mr. Kraxberger has personally guaranteed the performance of the Developer under the Development Agreement. Mr. Kraxberger has also personally guaranteed the performance of the contractor, Integra Construction, Inc., under the Construction Contract (as hereinafter described) pursuant to the terms of a separate Guaranty Agreement. Neither the Developer nor Mr. Kraxberger are affiliated with Wells Fund IX, Wells Fund X or their General Partners.

        The primary responsibilities of the Developer under the Development Agreement include (i) the supervision, coordination, administration and management of the work, activities and performance of the architect under the Architect's Agreement (as described below) and the contractor under the Construction Contract (as described below); (ii) the implementation of a development budget (the "Development Budget") setting forth an estimate of all expenses and costs to be incurred with respect to the planning, design, development and construction of the Project; (iii) the review of all applications for disbursement made by or on behalf of the Joint Venture under the Architect's Agreement and the Construction Contract; (iv) the supervision and management of tenant build-out at the Project; and (v) the negotiation of contracts with, supervision of the performance of, and review and verification of applications for payment of the fees, charges and expenses of such design and engineering professionals, consultants and suppliers as the Developer deems necessary for the design and construction of the Project in accordance with the Development Budget.

        The Developer is also performing other services typical of development managers including, but not limited to, arranging for preliminary site plans, surveys and engineering plans and drawings, overseeing the selection by the Contractor of major subcontractors and reviewing all applicable building codes, environmental, zoning and land use laws and other applicable local, state and federal laws, regulations and ordinances concerning the development, use and operation of the Project or any portion thereof. The Developer is required to advise the Joint Venture on a weekly basis as to the status of the Project and submit to the Joint Venture monthly reports with respect to the progress of construction, including a breakdown of all costs and expenses under the Development Budget. The Developer is required to obtain prior written approval from the Joint Venture before incurring and paying any costs which will result in aggregate expenditures under any one category or line item in the Development Budget exceeding the amount budgeted therefor. If the Developer determines at any time that the Development Budget is not compatible with the then prevailing status of the Project and will not adequately provide for the completion of the Project, the Developer will prepare and submit to the Joint Venture for approval an appropriate revision of the Development Budget.

        In discharging its duties and responsibilities under the Development Agreement, the Developer has full and complete authority and discretion to act for and on behalf of the Joint Venture. The Developer has agreed to indemnify the Joint Venture from any and all claims, demands, losses, liabilities, actions, lawsuits, and other proceedings, judgments and awards, and any costs and expenses arising out of the negligence, fraud or any willful act or omission by the Developer. The Joint Venture has agreed to indemnify the Developer from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and any costs and expenses arising out of (i) any actions taken by the Developer within the scope of its duties or authority, excluding negligence, fraud or willful acts of the Developer, and
(ii) the negligence, fraud or any willful act or omission on the part of the Joint Venture.

        It is anticipated that the funds to be expended by the Joint Venture for the development and construction of the Project will be paid out of contributions to the Joint Venture by Wells Fund IX and Wells Fund X from their respective investor capital contributions, which are currently being held by the Agent pursuant to the Custodial Agency Agreement of each of Wells Fund IX and Wells Fund X, with payments to be made after the Joint Venture has approved appropriate draw requests and submitted such requests to the Agent for payment. However, the Joint Venture may elect to provide funds to the Developer so that the Developer can pay the Joint Venture's obligations with respect to the construction and development of the Project directly. All such funds of the Joint Venture which may be received by the Developer with respect to the development or construction of the Project will be deposited in a bank account approved by the Joint Venture. If at any time there are in the bank account funds of the Joint Venture temporarily exceeding the immediate cash needs of the Project, the Developer may invest such excess funds in savings accounts, certificates of deposit, United States Treasury obligations and commercial paper as the Developer deems appropriate or as the Joint Venture may direct, provided that the form of any such investment is consistent with the Developer's need to be able to liquidate any such investment to meet the cash needs of the Project. The Developer will not be required to advance any of its own funds for the payment of any costs or expenses incurred by or on behalf of the Joint Venture in connection with the development of the Project. The Developer shall be reimbursed for all advances, costs and expenses paid for and on behalf of the Joint Venture. The Developer will not be reimbursed, however, for its own administrative costs or for costs relating to travel and lodging incurred by its employees and agents.

        As compensation for the services to be rendered by the Developer under the Development Agreement, the Joint Venture will pay a development fee of $175,000. The fee will be due and payable ratably (on the basis of the percentage of construction completed) as the construction and development of the Project is completed. The Joint Venture will also pay the Developer an "ABB Work Fee" of $125,000. The ABB Work Fee is for services rendered by the Developer with respect to the supervision and management of tenant build-out of the premises leased by ABB pursuant to the Lease. The fee is due and payable in one lump sum upon the completion of the construction of the Project and the tenant improvements under the Lease.

        The Developer may also receive additional fees in the event the Developer serves as the construction manager with respect to the supervision and management of tenant build-out relating to any rentable area of the Project which is not initially leased by ABB. Such fee shall be an amount equal to $2.30 multiplied by the number of square feet of rentable space built out, and shall be payable in a lump sum upon completion of the tenant improvements. The Development Agreement also contains a provision appointing the Developer as the Joint Venture's non-exclusive agent during development and construction of the Project to offer for lease space which is not initially leased by ABB. The Developer will receive certain performance based lease-up fees equal to 5% of all gross base rents (excluding escalations in operating costs) actually paid by the tenant to the Joint Venture during each month of the initial term of such tenant's lease should the Developer lease any such additional space to any tenants (including without limitation the lease to ABB of additional space not initially leased by ABB) during the development and construction of the Project, plus, if such lease grants to the tenant an option to extend or renew the term of the lease and the tenant exercises such option, an amount equal to 5% of all gross base rents (excluding escalations and operating costs) actually paid by the tenant during each month of the extended term of such tenant's lease. In any event, the Joint Venture's obligation to pay the foregoing leasing fees with respect to the additional space will terminate 10 years after the commencement date of the applicable lease, even if the term of the applicable lease is extended beyond such 10 year period. The Development Agreement further provides that the Joint Venture and the Developer agree to consider the possible cash-out of the commission obligation for the leasing of the additional space, but shall not be obligated to agree to any such cash-out arrangement. The Developer is not entitled to a commission or fee in the event ABB exercises any right of first refusal or expansion option as set forth in the Lease. The Joint Venture's obligation to pay these lease-up fees to the Developer would terminate 10 years after the commencement date of the tenant's lease, even if the lease is extended beyond a 10 year period.

        It is anticipated that the aggregate of all costs and expenses to be incurred by the Joint Venture with respect to the acquisition of the Property, the planning, design, development, construction and completion of the Project and the build-out of tenant improvements under the Lease and tenant improvements for the premises not leased initially by ABB will total approximately $7,693,791, comprised of the following expenditures:

          Construction Contract                     $4,134,814
          Tenant Improvements - ABB Premises           936,259
          Tenant Improvements - Additional Space       470,176
          Land                                         583,800
          Closing Costs                                 58,113
          Leasing Commissions - Lease                  330,000
          Leasing Commissions - Additional Space        57,500
          Architectural Fees                           217,500
          Architect's Expenses                          30,000
          Space Planning                               110,000
          Development Fee                              175,000
          ABB Work Fee                                 125,000
          Additional Space Work Fee                     66,435
          Survey and Engineering                        42,300
          Landscaping                                  150,000
          Lake Improvement                              50,000
          Signage                                       12,500
          Appraisal Fee                                  6,000
          Marketing                                     10,500
          Contingency                                  127,894

The total of all the foregoing expenses anticipated to be incurred by the Joint Venture with respect to the Project, exclusive of costs relating to marketing, closing costs and tenant improvements and leasing commissions for the premises not leased initially by ABB, will total approximately $7,031,067. Under the terms of the Development Agreement, the Developer has agreed that in the event that the total of all such costs and expenses exceeds $7,031,067, the amount of fees payable to the Developer shall be reduced by the amount of any such excess. Unless the fees otherwise payable to the Developer are reduced as set forth above, it is estimated that the total sums due and payable to the Developer under the Development Agreement will be approximately $300,000 (plus any fees earned relating to the lease-up of space not initially leased by ABB). As of March 10, 1997, the Developer had received a total of $33,400 under the terms of the Development Agreement.

     The item shown above in the estimated expenditures for the Project of $50,000 for "lake improvement" refers to the anticipated additional landscaping costs which will be incurred to enhance the appearance of the retention pond which abuts the Knoxville Property. The pond will be improved to serve as an attractive amenity for the Project. The improvements will include a fountain which will be installed in the pond and other landscaping surrounding the area, including benches to provide a recreational space for employees working in the building.

     In the event the Developer should for any reason cease to manage the development of the Project, the Joint Venture would have to locate a suitable successor development manager. No assurances can be given as to whether a suitable successor development manager could be found, or what the contractual terms or arrangement with any such successor would be.

     Construction Contract.  Wells Fund IX entered into a construction contract
     ---------------------
(the "Construction Contract") on November 1, 1996 with the general contracting firm of Integra Construction, Inc. (the "Contractor") for the construction of the Project. Wells Fund IX assigned its interest in the Construction Contract to the Joint Venture on March 26, 1997. The Contractor is a Georgia corporation based in Atlanta specializing in commercial, industrial and institutional building. The Contractor commenced operations in November 1994. Its principals were formerly employed by McDevitt & Street Company, a large general contracting firm which operates throughout the United States and which has served previously as the general contractor for properties developed by other limited partnerships sponsored by the General Partners. The Contractor is presently engaged in the construction of two office buildings, a utilities building and a church, and since July 1995, has completed nine projects with a total construction value in excess of $7,700,000. The Contractor has served as the general contractor for the construction of the Gainesville Project, an office building in Gainesville, Florida which is owned by a joint venture between Wells Fund VII and Wells Fund VIII. The Contractor is not affiliated with Wells Fund IX, Wells Fund X or their General Partners.

     Under the terms of the Construction Contract, the Contractor is responsible for the construction of the Project which will consist of a three-story steel framed office building with reflective insulated glass and brick exterior containing approximately 87,000 gross square feet and 83,885 of rentable square feet. The Project site will have approximately 297 paved parking spaces. The Property is currently zoned to permit the intended development and operation of the Project as a commercial office building and has access to all utilities necessary for the development and operation of the Project, including water, electricity, sanitary sewer and telephone. As of March 25, 1997, the status of construction of the Project under the Construction Contract was as follows: (i) grading and site utilities were approximately 30% complete; (ii) foundation slabs were completed; and (iii) first floor slabs were approximately 50% complete. Based on the forgoing, as of March 25, 1997, the General Partners believe that construction of the Project under the Construction Contract was substantially on schedule.

     The Construction Contract provides that the Joint Venture will pay the Contractor a fixed sum of $4,134,814 for the construction of the Project, excluding tenant improvements. It is anticipated that the Construction Contract will be amended to provide for the construction of the tenant improvements required pursuant to the Lease at such time as the plans and specifications are drawn for such improvements and the budget for such improvements is firmly established. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Project. In addition, the Contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the Project.

     The Joint Venture will make monthly progress payments to the Contractor in an amount of 90% of the portion of the contract price properly allocable to labor, materials and equipment, less the aggregate of any previous payments made under the contract; provided, however, that when a total of $206,740 has been withheld as retainage, no further retainage will be withheld from the monthly progress payments. When construction is substantially complete and the space is available for occupancy, the Joint Venture will make a semi-final payment in the amount of all of the unpaid balance, except that the Joint Venture may retain an amount in accordance with the terms of the Construction Contract which is necessary to protect its remaining interest until final completion of the Project. The Joint Venture will pay the entire unpaid balance when the Project has been fully completed in accordance with the terms and conditions of the Construction Contract. As a condition of final payment, the Contractor will be required to execute and deliver a release of all claims and liens against the Joint Venture. As of March 10, 1997, the Contractor had been paid $95,357 pursuant to the terms of the Construction Contract.

     The Contractor will be responsible to the Joint Venture for the acts or omissions of its subcontractors and suppliers of materials and of persons either directly or indirectly employed by them. The Contractor has agreed to indemnify the Joint Venture from and against all liability, claims, damages, losses, expenses and costs of any kind or description arising out of or in connection with the performance of the Construction Contract, provided that such liability, claim, damage, loss or expense is caused in whole or in part by any action or omission of the Contractor, any subcontractor or materialmen, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable. The Construction Contract also requires the Contractor to obtain and maintain, until completion of the Project, adequate insurance coverage relating to the Project, including insurance for workers' compensation, personal injury and property damage.

     The Contractor is required to work expeditiously and diligently to maintain progress in accordance with the construction schedule and to achieve substantial completion of the Project within the contract time. The Contractor is required to employ all such additional labor, services and supervision, including such extra shifts and overtime, as may be necessary to maintain progress in accordance with the construction schedule. It is anticipated that the Project will be completed on or before December 1, 1997. As described below, in the event the Project is not completed by December 1, 1997, the Joint Venture will be required to reimburse ABB for rental and operating expense costs incurred by ABB for holding over in ABB's current premises (but only to the extent such costs, computed on a per diem basis, exceed the per diem rental and operating expense costs payable by ABB for the last 12 months of the term of ABB's current lease). Although completion or performance bonds are often obtained in connection with the development and construction of commercial properties such as the Project to reduce the risk of non-performance and to assure compliance with approved plans and specifications, due to the historical performance of the Contractor, the General Partners have determined that the risks of non-performance by the Contractor do not justify the cost required to obtain a completion or performance bond with respect to the Project. However, performance by the Contractor of the Construction Contract has been personally guaranteed by David B. Blackmore and Drew S. White, founding principals of the Contractor, as well as David Kraxberger, a principal of the Developer.

     Architect's Agreement.  Smallwood, Reynolds, Stewart, Stewart & Associates,
     ---------------------
Inc. (the "Architect") will be the architect for the Project pursuant to the Architect's Agreement entered into with Wells Fund IX and assigned to the Joint Venture. The Architect is based in Atlanta, Georgia, was founded in 1979, has a staff of over 200 persons, and specializes in programming, planning, architecture, interior design, landscape architecture and construction administration. The Architect has its principal office in Atlanta, Georgia and additional offices in Tampa, Florida and Singapore. The Architect has designed a wide variety of projects, with a total construction cost in excess of $2 billion, including facilities for corporate office space, educational and athletic facilities, retail space, manufacturing, warehouse and distribution facilities, hotels and resorts, correctional institutions, and luxury residential units. The Architect has performed architectural services with respect to the Gainesville Project, a two-story office building containing approximately 62,000 rentable square feet located near Gainesville, Florida, owned by a joint venture between Wells Fund VII and Wells Fund VIII. The Architect is not affiliated with Wells Fund IX, Wells Fund X or their General Partners.

     The Architect's basic services under the Architect's Agreement include the schematic design phase, the design development phase, the construction documents phase and the construction phase. During the schematic design phase, the Architect will prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of Project components. The Architect will be paid a fee of $32,625 for such services. During the design development phase, the Architect will prepare design development documents consisting of drawings and other documents to fix and describe the size and character of the entire Project as to architectural, structural, mechanical, plumbing and fire protection and electrical systems, materials and such other elements as may be appropriate. The Architect will be paid $65,250 for these services. During the construction documents phase, the Architect will prepare construction documents consisting of drawings and specifications setting forth in detail the requirements for the construction of the Project. The Architect will be paid $97,875 for these services. During the construction phase, the Architect is to provide administration of the Construction Contract and advise and consult with the Developer and the Joint Venture concerning various matters relating to the construction of the Project. The Architect is required to visit the Project site at intervals appropriate to the stage of construction and to become generally familiar with the progress and quality of the work and to determine if, in general, the work is proceeding in accordance with the contract schedule. The Architect is required to keep the Joint Venture informed of the progress and quality of the work. The Architect is also required to determine the amounts owing to the Contractor based on observations of the site and evaluations of the Contractor's application for payment and shall issue certificates for payment in amounts determined in accordance with the Construction Contract described above. The Architect will also conduct inspections to determine the date of completion of the Project and shall issue a final certificate for payment. The Architect will be paid $21,750 for its services performed during the construction phase.

     The total amount of fees payable to the Architect under the Architect's Agreement is $217,500. Payments will be paid to the Architect on a monthly basis in proportion to the services performed within each phase of service. In addition, the Architect and its employees and consultants will be reimbursed for expenses including, but not limited to, transportation in connection with the Project, living expenses in connection with out-of-town travel, long distance communications and fees paid for securing approval of authorities having jurisdiction over the Project. It is estimated that the reimbursable expenses in connection with the development of the Project will be approximately $30,000. As of March 10, 1997, the Architect had been paid $246,857 pursuant to the terms of the Architect's Agreement.

     Lease.  On December 10, 1996, Wells Fund IX entered into a Lease Agreement
     -----
(the "Lease") with ABB pursuant to which ABB agreed to lease 55,000 rentable square feet of the Project, comprising approximately 66% of the Project. Wells Fund IX assigned its interest in the Lease to the Joint Venture on March 26, 1997.

     ABB is a Delaware corporation which is principally engaged in the business of pollution control engineering and consulting. ABB will use the leased area as office space for approximately 220 employees. ABB Asea Brown Boveri Ltd. ("ABB-Switzerland"), a Swiss corporation based in Zurich, is the holding company of the ABB Asea Brown Boveri Group (the "ABB Group") which is comprised of approximately 1,000 companies around the world, including ABB. While the shares of ABB-Switzerland are not publicly traded, the shares of two of the parent companies in the ABB Group are listed on various stock exchanges in Europe and the United States. ABB-Switzerland is owned in equal parts by ASEA AB, a Swedish corporation, and BBC Brown Boveri Ltd., a Swiss corporation. The ABB Group's companies do business in 140 countries. The Group's revenues are predominantly provided by contracts with utilities and independent power producers for the design, engineering, construction, manufacture and marketing of products, services and systems in connection with the generation, transmission and distribution of electricity. In addition, the ABB Group generates a significant portion of its revenues from the sale of industrial automation products, systems and services to pulp and paper, automotive, and other manufacturers. The ABB Group also provides financial services principally for its internal businesses and affiliates. The ABB Group reported net income in 1995 of approximately $34 billion and net worth of approximately $5.2 billion. The ABB Group's total number of employees for 1995 was approximately 210,000 worldwide and approximately 25,000 in the United States. ABB Inc., the United States parent company of ABB, reported a net worth in 1995 of in excess of $500,000,000, gross revenues in excess of $4 billion, and total assets in excess of $4 billion. ABB reported a net worth in 1995 of in excess of $15 million, gross revenues in excess of $300 million and total assets in excess of $150 million.

     The initial term of the Lease will be nine years and 11 months to commence (the "Rental Commencement Date") on the later of (a) January 1, 1998, or (b) the earlier of (i) the date which is 30 days after substantial completion of the Project, or (ii) 30 days after the date upon which ABB takes possession and occupies any portion of the leased premises for business purposes. ABB has the option to extend the initial term of the Lease for two successive five year periods. Each extension option must be exercised, if at all, no less than six months prior to the expiration of the then current lease term.

     The annual base rent payable under the Lease will be $646,250 payable in equal monthly installments of $53,854 during the first five years of the initial lease term, and $728,750 payable in equal monthly installments of $60,729 during the last four years and 11 months of the initial lease term. The annual base rent for each extended term under the Lease will be the market rate for the period covered by the extended term. The term "market rate" is defined in the Lease as the annual effective rental rate per square foot of rentable floor area then being charged by landlords under new leases of office space in the metropolitan Knoxville, Tennessee market for similar space in a building of comparable quality and with comparable parking and other amenities. The Lease provides that if the parties cannot agree on the appropriate market rate, the market rate shall be established by real estate appraisers. The Lease provides that ABB has the option to require the Joint Venture to make available to ABB an amount equal to up to $165,000 to be used by ABB for the purchase of systems furniture to be installed in the leased premises, upon written request of ABB to the Joint Venture within 30 days after the Rental Commencement Date. If ABB elects to use all or any portion of the furniture allowance, the amount of the furniture allowance actually paid by the Joint Venture to ABB shall be amortized in equal monthly payments over the number of months left in the lease term at an interest rate of 10% per annum, and such amounts shall be added to and become part of the base rental. ABB is required to provide the Joint Venture a valid first lien upon all of the furniture with respect to which ABB has purchased with or received reimbursement from the furniture allowance to secure payment of all amounts due by ABB to the Joint Venture under the Lease.

     In addition to the base rent, ABB is required to pay additional rent equal to its share of all "operating expenses" during the lease term. "Operating expenses" is defined to include all expenses, costs and disbursements (excluding specific costs billed to specific tenants of the building) of every kind and nature, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including compensation of employees engaged in the operation, management or maintenance of the Project, supplies, equipment and materials, utilities, repairs and general maintenance, insurance, a management fee in the amount of 4% of the gross rental income from the Project, and all taxes and governmental charges attributable to the Project or its operation (excluding taxes imposed or measured on or by the income of the Joint Venture from operation of the Project).

     Under the terms of the Lease, the Joint Venture is responsible for a construction allowance of $976,600 (calculated at the rate of $19 per usable square foot of the premises). The Lease also provides that so long as ABB shall occupy 40% or more of the rentable floor area of the building, ABB shall have the right to design and designate the location of one monument-type sign naming the building and the Joint Venture will pay $5,000 of the cost associated with purchasing and installing such signage. In addition, the Joint Venture has agreed to provide ABB on the fifth anniversary of the Rental Commencement Date a redecoration allowance of an amount equal to (i) $5 per square foot of usable area of the premises leased as of the fifth anniversary of the Rental Commencement Date which has been leased and occupied by ABB for at least three consecutive years ending with such fifth anniversary, reduced by (ii) $177,000 (i.e., assuming ABB continues to lease 51,250 square feet pursuant to the terms of the Lease during such five year period, the redecoration allowance would be $79,250).

     The terms of the Lease provide that ABB has a right of first refusal for the lease of any space in the building not initially leased by ABB. In the event that the Joint Venture has secured a potential tenant for any of such space, the Joint Venture has agreed to give ABB 10 business days to exercise its right to add such space to the leased premises. In the event that ABB exercises its right of first refusal, the lease of the additional space will be subject to all the terms and conditions of the Lease, provided that the base rental and other charges and any allowances shall be solely as set forth in the notice to ABB of the proposed terms of lease for the potential tenant of such space. If ABB does not so exercise its right of first refusal within such 10 business day period, the Joint Venture will have the right to lease the space to the potential tenant except that, after the expiration of any such lease to another party, such space will again become subject to ABB's right of first refusal.
The Lease further provides that the Joint Venture has agreed that during the term of the Lease, no leases of space with other tenants for any of the space not initially leased by ABB pursuant to the Lease shall have terms in excess of three years from the last day of the month in which such third party tenant takes possession of such space.

     ABB has a one-time option to terminate the Lease as of the seventh anniversary of the Rental Commencement Date, which is exercisable by written notice to the Joint Venture at least 12 months in advance of such seventh anniversary. If ABB elects to exercise this termination option, ABB is required to pay to the Joint Venture, on or before 90 days prior to the seventh anniversary of the Rental Commencement Date, a termination payment intended to compensate the Joint Venture for the present value of certain sums which the Joint Venture has expended in connection with the Lease amortized over and attributable to the remaining lease term (in the nature of the leasing commissions, construction allowance, furniture allowance and redecoration allowance, etc.) and a rent payment equal to approximately 15 months of monthly base rental payments. (The termination payment would be approximately $1,818,000 under certain assumptions, including ABB is leasing upon termination 69,000 square feet of rentable area and 60,000 square feet of usable area.)

     The Lease provides that the Joint Venture is required to cause the Project to be substantially completed as soon as practicable under the circumstances, with a goal of achieving substantial completion on or before December 1, 1997 (subject to force majeure and any delays caused by ABB). If substantial completion has not occurred on or before December 1, 1997 (extended on a day for day basis for delays due to force majeure and for delays caused by ABB), ABB's sole right and remedy shall be for the Joint Venture to reimburse ABB for rental and operating expense costs incurred by ABB for holding over in ABB's current premises, but only to the extent such costs, computed on a per diem basis, exceed the per diem rental and operating expense cost payable by ABB for the last 12 months of the term of ABB's current lease. As of March 25, 1997, construction of the Project was on schedule to be completed on or before December 1, 1997.]

     As security for ABB's obligations under the Lease, ABB has provided to Wells Fund IX (and Wells Fund IX has in turn assigned to the Joint Venture), and agreed to maintain in full force and effect at all times during the 10 year period from the Rental Commencement Date, an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the Lease. Each letter of credit issued pursuant to the provisions of the Lease is required to be in a form of an irrevocable credit, to be issued by an "approved issuer," to name the Joint Venture as the beneficiary and to specify that the Joint Venture, as beneficiary, may draw against the letter of credit upon the occurrence of a "drawing event." "Approved issuer" is defined to require that the letter of credit issuer shall have and maintain a Moody's Bank Credit Report Service rating of P-1 or its equivalent. "Drawing event" is defined to include any failure of ABB to pay any installment of rent or other charge or assessment pursuant to the terms of the Lease within five days of notice thereof, or any other event of default with respect to which the Joint Venture has exercised or is exercising its remedies. The letter of credit maintained by ABB is required to be in the amount of $4,000,000 until the seventh anniversary of the Rental Commencement Date, $3,000,000 from the seventh anniversary of the Rental Commencement Date to the eighth anniversary of the Rental Commencement Date, $2,000,000 from the eighth anniversary of the Rental Commencement Date to the ninth anniversary of the Rental Commencement Date, and $1,000,000 from the ninth anniversary of the Rental Commencement Date to the tenth anniversary of the Rental Commencement Date. The original letter of credit which was delivered by ABB to Wells Fund IX simultaneously with the execution of the Lease was issued by Svenska Handelsbanken, a Swedish bank which is the largest bank in the Nordic region with over $90 billion of assets and a credit rating issued by Moody's Bank Credit Report Service of P-1/Aa3, and was issued in the amount of $4,000,000 for a one year term. If the Joint Venture draws on the letter of credit, the Joint Venture shall apply the proceeds first toward the performance of the obligations which ABB has failed to perform under the Lease, and the remainder, if any, shall be held by the Joint Venture in certain permitted investments as additional security for the performance by ABB of the Lease.

     In connection with the execution of the Lease, Wells Fund IX entered into an agreement with each of two real estate brokers, one of which is a firm affiliated with the Developer, for the payment of commissions in consideration of services rendered in procuring the Lease. The commission agreements require Wells Fund IX to pay a total of $330,000 in leasing commissions, one-half of which has been paid by Wells Fund IX and the remaining one-half of which is payable by the Joint Venture upon ABB's occupancy and acceptance of the leased premises. Neither broker is affiliated with Wells Fund IX, Wells Fund X or their General Partners.

     Property Management Fees.  Following construction and completion of the
     ------------------------
Project, property management and leasing services will be performed by Wells Management Company, Inc. (the "Property Manager"), a Georgia corporation affiliated with the General Partners. As compensation for its services, the Property Manager will receive fees equal to 3% of the gross revenues for property management services and 3% of the gross revenues for leasing services with respect to the Project. In addition, the Property Manager will receive a one-time initial lease-up fee relating to the Lease equal to the first month's rent plus 5% of the gross revenues over the initial term of the Lease. In addition, the Property Manager may also receive initial lease-up fees relating to the lease-up of space not initially leased by ABB, as provided in the Prospectus.

     Lease-Up Risk.  As set forth above, ABB has agreed to lease approximately
     -------------
66% of the Project. However, since the Joint Venture has not yet obtained any leases for the remaining approximately 34% of office space at the Project, the Joint Venture will be subject to the normal lease-up risks of a new commercial office building with respect to the unleased portion of the Project. No assurances can be given that the Joint Venture will be able to attract or obtain suitable tenants for the remaining approximately 34% of space at the Project or that it will be able to attract or obtain suitable tenants for the space initially leased by ABB upon the expiration of its lease.

REORGANIZATION OF AFFILIATED ENTITIES

     On February 17, 1997, Leo F. Wells, III organized Wells Real Estate Funds, Inc., a Georgia corporation, to act as a holding company for certain entities previously wholly owned by Mr. Wells. On February 28, 1997, Mr. Wells transferred all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager) and Wells Management Company, Inc. (the Property Manager) to Wells Real Estate Funds, Inc. in exchange for all of the outstanding capital stock of Wells Real Estate Funds, Inc. Accordingly, the "CONFLICTS OF INTEREST" section of the Prospectus is revised as of the date of this Supplement by the deletion of the last paragraph on page 31 and the chart on page 32 and the insertion of the following in lieu thereof:

          The General Partners of Wells Fund X are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole general partner. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager), and Wells Management Company, Inc. (the Property Manager). (See "MANAGEMENT.")

          The following chart indicates the relationship between the General Partners and their Affiliates which will be providing services to Wells Fund X.


===============================================================================
                               LEO F. WELLS, III
                               (GENERAL PARTNER)
===============================================================================
                                      |
                                     100%
                                      |
===============================================================================
                         WELLS REAL ESTATE FUNDS, INC.
===============================================================================
            |                         |                            |
           100%                      100%                         100%
            |                         |                            |
========================    ========================     ======================
     WELLS CAPITAL, INC.         WELLS INVESTMENT           WELLS MANAGEMENT
                                 SECURITIES, INC.             COMPANY, INC.
                                 (DEALER MANAGER)          (PROPERTY MANAGER)
========================    ========================     ======================
            |
            |  General
            |  Partner
========================
   WELLS PARTNERS, L.P.
    (GENERAL PARTNER)
========================

     In addition to the foregoing revisions to the "CONFLICTS OF INTEREST" section of the Prospectus, the "MANAGEMENT" section of the Prospectus is hereby revised as of the date of this Supplement so as to modify any references to the ownership of the common stock of Wells Capital, Inc., Wells Management Company, Inc. and Wells Investment Securities, Inc., all of which common stock was previously owned directly by Leo F. Wells, III, and to disclose in lieu thereof that Leo F. Wells, III now owns all of the outstanding common stock of Wells Real Estate Funds, Inc. which is the sole shareholder of each of Wells Capital, Inc., Wells Management Company, Inc. and Wells Investment Securities, Inc. Leo
F. Wells is also the President and sole Director of Wells Real Estate Funds,
Inc.

RISK FACTORS

     The information contained on pages 7 through 11 of the Prospectus in the "RISK FACTORS" section of the Prospectus under the heading "Investment Risks" is revised as of the date of this Supplement by the insertion of the following paragraph:

     ACQUISITION OF PROPERTIES FROM WELLS DEVELOPMENT COMPANY, INC. The Partnership may enter into one or more contracts, either directly or indirectly through joint ventures with Affiliates, to acquire real property from Wells Development Company, Inc., an Affiliate of the General Partners ("Well Development"). The properties to be acquired from Wells Development would be either existing income-producing properties or properties to be developed or under development. It is anticipated that contracts to acquire properties between the Partnership and Wells Development will obligate the Partnership to pay a substantial earnest money deposit at the time of contracting and, in the case of properties to be developed by Wells Development, would require the Partnership to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by the Partnership, Wells Development will not have acquired title to any real property, but will have only a contract to acquire land, development agreements to develop a building on the land, and an agreement with a tenant to lease the property upon its completion. The Partnership may enter into such a contract notwithstanding the fact that at the time of contracting the Partnership has not yet raised sufficient proceeds in its

     Offering to enable it to close the purchase of such property. In the event that Wells Development fails to develop the property or the tenant fails to take possession under its lease for any reason, or in the event that the Partnership is unable to raise sufficient proceeds in its Offering to pay the purchase price at closing, the Partnership would not be required to close, and Wells Development would be obligated to refund the amount of the earnest money deposit to the Partnership. Such obligation is unsecured, however, and it is unlikely that the Partnership would be able to collect its earnest money deposit from Wells Development under such circumstances since Wells Development is a newly formed entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to the Partnership under such circumstances will be guaranteed by Wells Management Company, Inc., an Affiliated entity ("Wells Management"), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees and, therefore, there are no assurances that Wells Management would be able to refund to the Partnership all of the earnest money deposit in a lump sum. If the Partnership is forced to collect its earnest money deposit by enforcing the guaranty of Wells Management, it is likely that the Partnership would be required to accept installment payments over time from Wells Management out of the revenues of Wells Management's property management and leasing operations. There is no assurance that the Partnership would be able to collect the entire amount of its earnest money deposit under such circumstances. (See "INVESTMENT OBJECTIVES AND CRITERIA- Acquisition of Properties To Be Developed by Wells Development Company, Inc.")

INVESTMENT OBJECTIVES AND CRITERIA

     The information contained on pages 45 through 51 of the Prospectus in the "INVESTMENT OBJECTIVES AND CRITERIA" section of the Prospectus is revised as of the date of this Supplement by the insertion of the following:

     ACQUISITION OF PROPERTIES TO BE DEVELOPED BY WELLS DEVELOPMENT COMPANY,
     INC.

          The Partnership may acquire properties, directly or through joint ventures with Affiliated entities, from Wells Development Company, Inc. ("Wells Development"), a Georgia corporation which the General Partners are forming for the purposes of (i) acquiring existing income-producing commercial real properties, and (ii) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the Partnership, Prior Wells Public Programs sponsored by the General Partners and their Affiliates, and other Affiliates. In the case of properties to be developed by Wells Development and sold to the Partnership, it is anticipated that Wells Development would acquire a parcel of land, enter into contracts for the construction and development of a commercial building thereon, and enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion, as well as secure a financing commitment from a commercial bank to finance the acquisition and development of the property, all of which occur prior to entering into a contract with the Partnership to acquire the developed property upon its completion and upon the tenant taking possession under its lease. The Partnership would be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development would apply to the cost of acquiring the land and initial development costs. It is anticipated that the earnest money deposit would represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract. The purchase price for the developed property to be paid by the Partnership to Wells Development would not exceed the cost to Wells Development of the acquisition, construction and development of the project, including interest and other carrying costs of Wells Development, and no other benefit will accrue to Wells Development or its affiliates from the sale of such property except for Acquisition and Advisory Fees payable to the General Partners or their Affiliates which are described in detail elsewhere herein. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES".) In the case of properties acquired by the Partnership from Wells Development that have already been developed, Wells Development would be required to obtain an appraisal for the property prior to contracting with the Partnership, and the purchase price payable by the

     Partnership under the purchase contract would not exceed the fair market value of the property as determined by the appraisal. In the case of properties to be acquired by the Partnership from Wells Development which have not yet been constructed at the time of contracting, Wells Development would be required to obtain an independent "as built" appraisal for the property prior to contracting with the Partnership, and the purchase price payable by the Partnership under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. All funds paid to Wells Development would be disbursed through The Bank of New York under the Custodial Agency Agreement.

          It is anticipated that Wells Development would use the earnest money deposit received from the Partnership upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures, and would borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts and lease agreement as security for such borrowing. The contract between the Partnership and Wells Development would require Wells Development to deliver at closing to the Partnership title to the property, as well as an assignment of the lease agreement, free and clear of all encumbrances relating to any such borrowing, and in no event will the Partnership take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Wells Development would hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property, and it is anticipated that Wells Development will not hold title to any property which is ultimately resold to the Partnership for a period in excess of 12 months.

          The Partnership may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, the Partnership has not yet raised sufficient proceeds to enable it to pay the full amount of the purchase price at closing, under the expectation that the Partnership will raise sufficient additional proceeds from its Offering during the period between execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, it is likely that the contract will also provide that the Partnership may elect to close the purchase of the property before the development has been completed, in which case the Partnership would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an Affiliate. Any contract between the Partnership (directly or indirectly through a joint venture with an Affiliate) and Wells Development for the purchase of property to be developed by Wells Development will provide that the Partnership would be obligated to purchase the property only if (i) Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to the Partnership; and (ii) the Partnership has sufficient net proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit. The General Partners will not cause the Partnership to enter into a contract to acquire property from Wells Development if they do not reasonably anticipate that the Partnership will have the funds available to purchase the property at the time of closing. However, if the Partnership enters into a contract to acquire property from Wells Development and, at the time for closing, is unable to purchase the property because it does not have sufficient net proceeds available for investment, the Partnership would not be required to close the purchase of the property and would be entitled to a refund of its earnest money deposit from Wells Development. Because Wells Development is a newly formed entity without substantial assets or operations, Wells Development's obligations to refund the Partnership's earnest money deposit will be guaranteed by Wells Management Company, Inc. ("Wells Management"), an Affiliated entity engaged in the business of real estate management.

          Wells Management currently manages in excess of 1,500,000 square feet of office buildings and shopping centers and derives substantial income from such operations which the Partnership could obtain under the guaranty in the event that Wells Development is unable to meet its obligation to repay the earnest money deposit to the Partnership. For the fiscal year ended February 28, 1997, Wells Management reported $1,152,298 in gross operating revenues and $132,788 in net income. Under such circumstances, the Partnership may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, but would more likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "RISK FACTORS.")

          The acquisition of real properties from Wells Development, as outlined above, will involve significant risks, as further set forth in "RISK FACTORS - Acquisition of Properties to be Developed by Wells Development Company, Inc."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information contained on page 53 of the Prospectus in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

          Wells Real Estate Fund X, L.P. ("Wells Fund X") commenced operations on February 4, 1997, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of March 10, 1997, Wells Fund X had raised a total of $4,557,541 in offering proceeds (455,754 Units), comprised of $3,563,313 raised from the sale of Class A Status Units (356,331 Class A Status Units) and $994,228 raised from the sale of Class B Status Units (99,423 Class B Status Units). After the payment of $182,302 in Acquisition and Advisory Fees, and the payment of $683,631 in selling commissions and organizational and offering expenses, as of March 10, 1997, Wells Fund X was holding net offering proceeds of $3,691,608 available for investment in properties.

EXPERTS

     The information contained on page 97 of the Prospectus in the "EXPERTS" section of the Prospectus is revised as of the date of this Supplement by the insertion of the following sentence at the end of the paragraph:

          The financial statements of Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., Wells Partners, L.P. and Wells Capital, Inc. included in Appendix I to Supplement No. 1 to this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.